                                                                   Exhibit 10.11

                           SHARE REPURCHASE AGREEMENT

      This Share Repurchase Agreement ("Agreement") is made and entered into this 17th day of May, 2004, by and among RECALL TOTAL INFORMATION MANAGEMENT, INC., a Delaware corporation ("Seller"), and HYLAND SOFTWARE, INC., an Ohio corporation (the "Company").

                                    RECITAL:

      (A) Seller is the record and beneficial owner of 2,824,225 Common Shares, without par value, of the Company (the "Shares") and desires to sell to the Company, and the Company desires to repurchase and redeem from Seller, a portion of the Shares (as more specifically defined herein, the "Repurchase Shares") under and pursuant to the terms of this Agreement.

      (B) In order to induce the Company to repurchase and redeem the Repurchase Shares, Seller is willing to agree to enter into a lock-up agreement (the "Lock-up Agreement"), in the form attached hereto as Exhibit A, with the several underwriters that the Company may enter into an Underwriting Agreement with in connection with an underwritten initial public offering of Common Shares of the Company (the "IPO"), under which Seller will agree to certain restrictions on its rights to sell or otherwise transfer or dispose of the Shares (the "Retained Shares") that are not repurchased by the Company under this Agreement.

      (C) In order to induce the Company to repurchase and redeem the Repurchase Shares, Seller is willing to grant certain waivers and amendments in connection with its rights under: (1) the Shareholders' Agreement, dated January 31, 2001 (the "Shareholders' Agreement"), among the Company, Seller and certain other shareholders of the Company; and (2) the Registration Rights Agreement, dated January 31, 2001 (the "Registration Rights Agreement"), between the Company and Seller with respect to the Shares.

      (D) In order to induce the Company to repurchase and redeem the Repurchase Shares, Seller is willing to cause its representative Director, Mr. Ajit Habbu, to resign as a member of the Company's board of directors.

      (E) In order to facilitate the transactions contemplated by this Agreement, the Company and the Seller propose to enter into an Escrow Agreement with National City Bank, Cleveland, Ohio (the "Escrow Agent") in the form attached as Exhibit B hereto (the "Escrow Agreement").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to the Company that:

      (a) Because Seller is and has been since January 31, 2001 a shareholder of the Company, because its representative, Mr. Ajit Habbu, is and has been a Director of the Company since March 30, 2001, and based upon its review of various documents delivered to it by the Company from time to time, including but not limited to various drafts of the registration statement on form S-1 that the Company proposes to file with the Securities and Exchange Commission in connection with the IPO (the "Registration Statement"), Seller has had access to such information concerning the Company, its business and financial condition and its prospects as Seller has determined to be relevant to its decision to sell the Repurchase Shares and to enter into the Lock-up Agreement, including but not limited to any and all information that Seller has requested from the Company, thereby enabling Seller to make informed investment decisions with respect to the sale of the Repurchase Shares to the Company and entering into the Lock-up Agreement for the Retained Shares.

      (b) Seller is the record and beneficial owner of 2,824,225 Shares, free and clear of any restrictions and adverse claims of any nature whatsoever (except restrictions under applicable federal and state securities laws and restrictions under the Shareholders' Agreement) and neither the Seller nor any of its affiliates owns, of record or beneficially, any other Shares, or any options, warrants or other securities or rights exercisable for or convertible into Shares. Seller has the sole power to dispose of the Repurchase Shares and will sell and transfer good and marketable title to the Repurchase Shares to the Company free and clear of any restrictions and adverse claims of any nature whatsoever.

      (c) Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to enter into and perform and fulfill all of its obligations under this Agreement and the other agreements referenced in this Agreement and to be executed by Seller as a part of the transactions described herein (collectively the "Transaction Agreements").

      (d) The execution, delivery and performance by Seller of each of the Transaction Agreements have been duly and validly authorized by all requisite action on the part of Seller. This Agreement constitutes, and when executed and delivered by Seller the other Transaction Agreements will constitute, valid and legally binding obligations of Seller, enforceable against Seller in accordance with their terms. The execution, delivery and performance of the Transaction Agreements and the consummation by Seller of the transactions contemplated hereby or thereby will not: (1) result in any violation or default of (A) the Certificate of Incorporation or Bylaws of Seller, (B) any instrument, judgment, order; writ or decree to which Seller is a party or by which it is bound, (C) any provision of foreign, federal or state statute, rule or regulation applicable to Seller, or (D) any provisions of any contract or agreement to which Seller is a party or by which it is bound; (2) be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument, judgment, order, writ, decree or contract; or (3) result in the creation of any lien, charge or encumbrance upon any of the Repurchase Shares. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of Seller is required in connection with the execution, delivery and performance of each Transaction Agreement by Seller or the consummation of the transactions contemplated by this Agreement.

2. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Seller that:

      (a) The Company is solvent within the meaning of Section 1701.35(B) of the Ohio General Corporation Law (the "Ohio Law") and will not be rendered insolvent by its performance of this Agreement and consummation of the transactions contemplated hereby; and that the Company has sufficient surplus, within the meaning of the Ohio Law, so as to permit the Company to perform this Agreement and consummate the transactions contemplated hereby, including but not limited to the payment in full of the Repurchase Price (as hereinafter defined).

      (b) The Company is duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all requisite corporate power and authority to enter into and perform and fulfill all of its obligations under this Agreement.

      (c) The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all requisite action on the part of the Company. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not:
(1) result in any violation or default of (A) the Articles of Incorporation or Code of Regulations of the Company, (B) any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (C) any provision of foreign, federal or state statute, rule or regulation applicable to the Company, or (D) any provisions of any contract or agreement to which the Company is a party or by which it is bound; or (2) be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such instrument, judgment, order, writ, decree or contract. Except such as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities or blue sky laws, and the rules of the National Association of Securities Dealers in connection with the IPO, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement.

3.    CERTAIN COVENANTS; WAIVERS AND AMENDMENTS OF AGREEMENTS.

      (a) Execution and Delivery of Other Documents at Signing. Simultaneously with its execution and delivery of this Agreement, Seller will:

            (1)   execute and deliver the Lock-up Agreement to the Company;

            (2) execute and deliver the Escrow Agreement to the Company and the Escrow Agent; and

            (3) Deliver the executed resignation of Mr. Ajit Habbu as a director of the Company (including as a member of any committees of the Company's Board of Directors).

      (b) Deposit of Repurchase Shares Transfer Documents. Simultaneously with the execution and delivery of this Agreement by the parties, or as promptly as practicable thereafter, Seller shall deposit in escrow with the Escrow Agent, the share certificate evidencing the Shares, together with a duly endorsed blank stock power, with signature guaranteed by a bank, securities brokerage of other financial institution that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program (collectively, the "Repurchase Shares Transfer Documents").

      (c) Standstill. From the date hereof until the later date (the "Termination Date") of (1) the date of expiration or other termination in accordance with its terms of the Lock-up Agreement, or (2) the date of any termination of this Agreement in accordance with Section 7, without the prior written consent of the Company, in its sole and absolute discretion, Seller, and any corporation, partnership, association, trust or other entity or organization controlling, controlled by or under common control with Seller, or any officer of any of the foregoing (collectively, "Affiliates"), will not, directly or indirectly, acquire any Common Shares of the Company; provided, however, that Seller may acquire at any time during the period of this Section 3(c) Common Shares, or securities convertible or exchangeable for, or rights, options or warrants exercisable for, Common Shares, which are distributed by the Company (as a dividend or otherwise), pro rata to the holders of its outstanding
Common Shares generally.

      (d) Waivers and Amendment of the Shareholder's Agreement. With respect to the Shareholders' Agreement, effective immediately upon the execution and delivery of this Agreement by the parties:

            (1) Seller waives, and agrees that it shall not exercise in any manner, any and all rights that it has under Section 2 of the Shareholders' Agreement, including but not limited to the rights to designate a nominee for election as a director of the Company and to reasonably approve any candidate that the other shareholders of the Company may nominate to be an "independent" director of the Company;

            (2) Seller waives, and agrees that it shall not exercise in any manner, any and all rights that it has under Section 5.2, Section 5.3(b)(2), Section 5.5 and Section 5.6 of the Shareholders' Agreement in connection with any transfers or proposed transfers of any Common Shares of the Company;

            (3) Seller waives, and agrees that it shall not exercise in any manner, any and all rights that it has under Section 5.7(a) of the Shareholders' Agreement in connection with the issuance of Common Shares by the Company in the IPO; and

            (4) Seller hereby consents to and grants its approval of an amendment to Section 5.7(a) of the Shareholders' Agreement to add a new clause (3) immediately after clause (2) in the first sentence of such Section, which new clause (3) shall read as follows:

      "or (3) in a public offering of Shares registered under the Securities Act of 1933, as amended, including but not limited to the initial Public Offering,".

      (e) Waiver Under the Registration Rights Agreement. With respect to the Registration Rights Agreement, Seller waives, and agrees that it shall not exercise in any manner, any and all rights that it has under Section 6 of the Registration Rights Agreement in connection with the IPO.

      (f) Seller covenants and agrees to execute and deliver such other and further agreements, instruments and documents as the Company may at any time or from time to time reasonably request in order to effectuate the provisions of paragraphs (d) and (e) of this Section 3.

      (g) Restriction on Resale of Retained Shares. Seller and its Affiliates will not sell or otherwise transfer or dispose of the Retained Shares to any transferee that, to the knowledge of Seller or any Affiliate selling or otherwise transferring or disposing of such Retained Shares, is, or is acting as an agent or representative for, a competitor of the Company (which for these purposes will mean any person or company whose principal business activity is the development, marketing or distribution in any manner of any enterprise software product that utilizes a relational database for the organization of information); provided, however, that the foregoing restriction shall not apply to any sale of any of the Retained Shares pursuant to Rule 144 under the Securities Act of 1933, as amended, or pursuant to an effective registration statement under the Securities Act of 1933, as amended. Notwithstanding the last clause of the immediately preceding sentence, any sale, transfer, or other disposition of Retained Shares to any competitor or agent or representative of a competitor whose purchase or other acquisition of shares was specifically solicited by or on behalf of Seller or its selling Affiliate, or who specifically solicited Seller, its Affiliates or their agents or representatives to engage in the sale, transfer or other disposition in question, shall be prohibited regardless of whether such sale, transfer or other disposition is made pursuant to Rule 144 or an effective registration statement.

4. SALE AND PURCHASE OF THE REPURCHASE SHARES. The Company agrees to repurchase, at a purchase price per share equal to ninety percent (90%) of the per share amount listed under the caption "Public Offering Price" on the cover page of the final prospectus included or deemed to be included in the Registration Statement (the "Purchase Price"), and Seller agrees to sell, the number of whole Shares determined by dividing $8 million by the Purchase Price and then, to the extent necessary, rounding up such number of Shares to the next whole number of Shares (the "Repurchase Shares").

5.    CLOSING; DELIVERIES.

      (a) Subject to the satisfaction or waiver of the applicable conditions to closing set forth in Section 6, the closing of the purchase and sale of the Repurchase Shares (the "Closing") shall take place through escrow, in accordance with Section 5(b), on the date that the Company receives the net proceeds of the sale of Common Shares in the IPO at the initial closing thereof, or at such other time and place as the parties hereto may mutually determine (the "Closing Date"). The transfers and deliveries herein contemplated will be mutually interdependent and regarded as occurring simultaneously; and no such transfer or delivery will become effective until all of the transfers and deliveries provided for in Sections 5(b) and Section 6 have been consummated. The transfers and deliveries herein contemplated will be deemed to have occurred and the Closing will be effective as of the start of business on the Closing Date.

      (b) (1) On the Closing Date, the Company shall deposit in escrow with the Escrow Agent (A) cash in the amount of the aggregate Repurchase Price and (B) a share certificate evidencing the Retained Shares (the "Retained Shares Certificate"), which shall include the legend required to be included under the terms of the Registration Rights Agreement and such other legends as are required by applicable law.

            (2) Provided that Seller has deposited in escrow the Repurchase Shares Transfer Documents in accordance with Section 3(b) above, promptly upon the deposit in escrow by the Company of the cash Repurchase Price and the Retained Shares Certificate, the repurchase of the Repurchase Shares shall be consummated. The Escrow Agent shall deliver the Repurchase Shares Transfer Documents to the Company; and the Escrow Agent shall deliver the cash Repurchase Price and the Retained Shares Certificate to Seller, all in accordance with the provisions of the Escrow Agreement.

All of the foregoing transfers and deliveries shall constitute the closing of the transactions contemplated by this Agreement.

6.    CONDITIONS TO CLOSING.

      (a) The obligations of the Company under this Agreement are subject to the satisfaction or waiver by the Company, on or before the Closing Date, of each of the following conditions:

            (1)   The representations and warranties of the Seller contained in
      Section 1 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (2) The Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

            (3) The President of the Seller shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 6(a)(1) and 6(a)(2) have been fulfilled.

            (4) The Company shall have completed the IPO and shall have received full payment for the Common Shares offered thereby in the manner contemplated by the Underwriting Agreement.

            (5) No suit, action or other proceeding shall be pending or threatened before any court or before any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by this Agreement.

      (b) The obligations of the Seller under this Agreement are subject to the satisfaction or waiver by the Seller, on or before the Closing Date, of each of the following conditions:

            (1)   The representations and warranties of the Company contained in
      Section 2 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (2) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on at prior to the Closing Date shall have been performed or complied with in all material respects.

            (3) The President and Chief Executive Officer of the Company shall deliver to the Seller at the Closing Date a certificate certifying that the conditions specified in Sections 6(b)(1) and 6(b)(2) have been fulfilled.

            (4) No suit, action or other proceeding shall be pending or threatened before any court or before any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by this Agreement.

      7. TERMINATION OF AGREEMENT. This Agreement may be terminated and the transaction hereby provided for may be abandoned at any time prior to the
Closing:

            (a)   by mutual consent of the parties hereto; or

            (b) by the Company, if any of the conditions precedent provided for in Section 6(a) of this Agreement has not been met on or prior to December 31, 2004, and has not been waived by the Company in writing; or

            (c) by Seller, if (1) the Company shall not have fled the Registration Statement with the Securities and Exchange Commission on or prior to June 30, 2004, (2) the Company shall have withdrawn the Registration Statement, (3) any of the conditions precedent provided for in Section 6(b) of this Agreement has not been met on or prior to December 31, 2004, and has not been waived by Seller in writing, or (4) the IPO shall not have been completed and the Company received full payment for the Shares offered thereby in the manner contemplated by the Underwriting Agreement on or before December 31, 2004.

In the event of termination or abandonment by the Company as above provided in clause (b) of this Section 7, or by Seller as provided in clause (c) of this
Section 7, written notice shall forthwith be given to the other party. In the event of termination of this Agreement pursuant to this Section 7, (i) the Company and Seller shall immediately provide to the Escrow Agent joint written instructions to return the Repurchase Shares Transfer Documents to Seller, and
(ii) no party hereto shall have any liability or further obligation to any other party under this Agreement, except for such party's breach of any provision of this Agreement prior to such termination or any breach by the Company of its obligation pursuant to clause (i) of this sentence. In the event that this Agreement is terminated by Seller or the Company in accordance with this Section 7 (other than by reason of Seller's breach of any provision of this Agreement), then (x) the waivers of Seller's rights under the Shareholders' Agreement contemplated by Section 3(d) and its rights under the Registration Rights Agreement contemplated by Section 3(e) shall be of no further force and effect as of and from the date of such termination; provided, however, that this shall not extend to the amendment of Section 5.7(a) of the Shareholders' Agreement contemplated by Section 3(d)(4), which shall remain in full force and effect; and (y) in such event the Company shall use commercially reasonable efforts to cause a designee of Seller to be designated as a director of the Company in accordance with the provisions of the Shareholders' Agreement as quickly as practicable.

      8. FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents, and take such other actions, as the other party may reasonably request and as may be necessary to effectuate the transactions contemplated by this Agreement.

      9.    MISCELLANEOUS.

      (a) Specific Performance. The parties hereto acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that, in addition to all other remedies available to the parties hereto, whether conferred hereby or by any agreement, document or instrument referred to herein, or now or hereafter available at law or in equity or by statute or otherwise, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce this Agreement and the terms and provisions hereof by an action for specific performance.

      (b) Satisfaction of Closing Conditions. Subject to the terms and conditions of this Agreement, Seller and the Company will use all commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement or under applicable laws to consummate the transactions contemplated by this Agreement. The parties shall cooperate with each other in a commercially reasonable manner so as to obtain as soon as practicable after the date hereof all necessary regulatory or other consents, clearances, authorizations and approvals required by this Agreement.

      (c) Survival of Warranties. The warranties, representations and covenants of the Company and Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

      (d) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither party shall assign this Agreement, or any of its rights, benefits, obligations or burdens hereunder, to any third party without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      (e) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of law thereof.

      (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      (h) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or on the third business day after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereof or as subsequently modified by written notice to the other party hereto, with copies as follows:

            If to Seller, to the address set forth on the signature page, with a
            copy to:          Daniel T. Falstad, Esq.
                              Kilpatrick Stockton LLP
                              Suite 2800
                              1100 Peachtree Street, N.E.
                              Atlanta, Georgia 30309
                              Fax: (404) 514-3196

            If to the Company, to the address set forth on the signature page,
            with a copy to:   D. Timothy Pembridge, Esq.
                              Vice President and General Counsel
                              Hyland Software, Inc.
                              28500 Clemens Road
                              Westlake, Ohio 44145
                              Fax: (440) 788-5198

      (i) Fees and Expenses. Each party shall pay its own fees and expenses in connection with the transactions contemplated by the Agreements, except that the expenses associated with the Escrow Agreement shall be the responsibility of the Company.

      (j) Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      (k) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each of the parties hereto; provided that the conditions to closing set forth in Section 6 hereof may be waived solely by the Company or Seller, as the case may be, as further set forth in such Section 6. Any amendment or waiver effected in accordance with this Section 9(k) shall be binding upon the Seller and each transferee of the Shares and each future holder of all such securities, and the Company.

      (l) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (1) such provision shall be excluded from this Agreement, (2) the balance of the Agreement shall be interpreted as if such provision were so excluded and (3) the balance of the Agreement shall be enforceable in accordance with its terms.

      (m) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party against which such waiver, permit, consent or approval is sought to be enforced, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

      (n) Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        HYLAND SOFTWARE, INC.

                                        By /s/ A.J. Hyland
                                          --------------------------------------

                                        Its President
                                           -------------------------------------

                                        28500 Clemens Road
                                        Westlake, Ohio 44145
                                        Fax: (440) 778-5100

                                        RECALL TOTAL INFORMATION
                                        MANAGEMENT, INC.

                                        By /s/ Alfredo Trujillo
                                          --------------------------------------

                                        Its CEO and President
                                           -------------------------------------

                                        One Recall Center
                                        180 Technology Center
                                        Norcross, GA 30092
                                        Fax: (770) 776-1001

                                    EXHIBIT A
                                LOCK-UP AGREEMENT

                                    EXHIBIT B
                                ESCROW AGREEMENT